UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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INTERNATIONAL GAME TECHNOLOGY

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# IGT Governance Snapshot

## Key Governance Practices

- IGT has some of the most shareholder friendly corporate governance practices in the industry, including:
  - The entire Board is elected annually
  - Chairman and CEO roles are separated
  - Shareholders may act by written consent
  - No shareholder rights plan
  - Board is not authorized to issue blank-check preferred stock
  - Chairman is an independent director
  - 87.5% of directors are independent
  - Shareholders may call special meetings
  - Diverse in terms of both race and gender
  - Plurality vote standard for director elections with a director resignation policy
  - IGT's directors do not have any interlocking relationships

## Shareholder Friendly Ranking vs Peers

FactSet Governance Ranking



Mean Bullet Proof Rating[1]
5.0
4.0
3.0
2.0
1.0
0.0
0.5
0.8
1.3
1.5
4.0
IGT
WMS
SHFL
MGAM
BYI

Casino Journal Board Performance Ranking

| Company | Ranking |
|---|---|
| Bally Technology | 1 |
| International Gaming Technology | 2 |
| MGM Resorts | 3 |
| SHFL entertainment | 4 |
| Churchill Downs | 5 |
| Multimedia Games | 6 |
| Scientific Games Corporation | 7 |
| Boyd Gaming | 8 |
| TransAct Technologies | 9 |
| Daktronics | 10 |

## Board of Directors

| IGT's Board of Directors | Tenure |
|---|---|
| **Paget L. Alves*** <br> *Chairman of Capital Deployment Committee and Member of Compensation Committee* | 3 Years |
| **Janice D. Chaffin*** <br> *Member of Audit Committee* | 2 Years |
| **Greg Creed*** <br> *Chairman of Compensation Committee and Member of Nominating & Corporate Governance Committee* | 2 Years |
| **Patti S. Hart** <br> *Chief Executive Officer* | 6 Years |
| **Robert J. Miller*** <br> *Chairman of Compliance Committee and Member of Nominating & Corporate Governance Committee* | 13 Years |
| **David E. Roberson*** <br> *Member of Audit Committee and Member of Compensation Committee* | 4 Years |
| **Vincent L. Sadusky*** <br> *Chairman of Audit Committee and Member of Capital Deployment Committee* | 2 Years |
| **Philip G. Satre*** <br> *Chairman, Chairman of Nominating & Corporate Governance Committee, Member of Capital Deployment Committee and Compliance Committee* | 4 Years |
| % Independent | 87.5% |
| Median Tenure | 3.5 Years |
| % With Relevant Industry Experience | 50.0% |

* Represents Independent Directors

Shading indicates director added to board within past four years

## Summary of Compensation Policy

- In both 2011 and 2012, after consulting with numerous stakeholders, IGT's Compensation Committee made sweeping changes to align the company's compensation philosophy and, in particular, executive compensation with industry best practices
  - Amended CEO stock ownership guidelines to increase requirement to 6x base salary (currently $1,000,000)
    - Previously 3x base salary (which at the time was $800,000)
    - Patti Hart, CEO, holds shares equivalent to 7.5x as of January 24, 2013 her base salary even before including vested and unexercised stock options
  - Increased performance element of RSUs to 60% (from 20%) and decreased time-based RSUs to 40% (from 80%)
  - New 3-year measurement period and metrics (EPS and relative total shareholder return) for performance-based RSUs granted in fiscal 2013
  - Adopted a clawback policy for all employees at Vice President and above
  - Modified pay positioning so that base pay, annual compensation, and long-term incentive awards are targeted at the median of our peer companies
  - Revised the peer group used by the Compensation Committee to position IGT near the median of revenue and market capitalization
  - Implemented double-trigger change in control provisions applicable to performance-based RSUs granted in fiscal 2013

[1]The FactSet TrueCourse Bullet Proof Rating is a weighted average index comprised of significant components that impact takeover defenses; the rating scale is from 0 to 10 with a 10 representing the most formidable defenses and 0 representing the most shareholder-friendly provisions

Sources: Factset, ISS, Casino Journal

1

2 Important Additional Information International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s 2013 annual meeting of stockholders. IGT has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’s directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’s website (www.igt.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with IGT’s 2013 annual meeting of stockholders. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at IGT’s website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.